As filed with the Securities and Exchange Commission on October 13, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rapid7, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

35-2423994

(I.R.S. Employer Identification No.)

100 Summer Street

Boston, Massachusetts 02110

(Address of Principal Executive Offices) (Zip Code)

RevelOps, Inc. 2014 Stock Incentive Plan

Rapid7, Inc. Inducement Restricted Stock Award Grant Notice and

Restricted Stock Award Agreement

(Full Title of the Plan)

Corey Thomas

President and Chief Executive Officer

Rapid7, Inc.

100 Summer Street

Boston, Massachusetts 02110

(Name and Address of Agent for Service)

(617) 247-1717

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Nicole Brookshire, Esq.

Richard Segal, Esq.

Cooley LLP

500 Boylston Street, 14th Floor

Boston, Massachusetts 02116

(617) 937-2300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
In respect of assumed stock options: Common Stock, par value $0.01 per share(2)	221,759(2)	$ 1.65(3)	$ 365,902.35(3)	$ 36.85(3)
Common Stock, par value $0.01 per share(4)	1,500,000(4)	$21.06(5)	$31,590,000.00(5)	$3,181.11(5)
TOTAL	1,721,759	—	$31,955,902.35	$3,217.96

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) of Rapid7, Inc. (the “Registrant”), which may become issuable under the Rapid7, Inc. 2015 Equity Incentive Plan, as amended (the “2015 Plan”) and the RevelOps, Inc. 2014 Stock Incentive Plan (the “RevelOps Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Represents shares subject to issuance upon the exercise of stock options outstanding under the RevelOps Plan and assumed by the Registrant on October 13, 2015 pursuant to an Agreement and Plan of Merger and Reorganization by and among the Registrant, Rapid7 LLC, Linda Merger Sub, Inc., RevelOps, Inc. and Securityholders’ Agent, dated as of October 9, 2015 (the “Merger Agreement”).
(3)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based on the weighted average exercise price of the outstanding options.
(4)	Represents 1,500,000 additional shares of Common Stock available for issuance under the 2015 Plan.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on October 6, 2015, as reported on the NASDAQ Global Market.

EXPLANATORY NOTE

Rapid7, Inc. (“Rapid7” or the “Registrant”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act, to register (i) up to 221,759 of its shares of common stock, par value $0.01 per share (the “Common Stock”), issuable upon the exercise of outstanding options originally granted under the RevelOps Plan and assumed by the Registrant, and (ii) 1,500,000 additional shares of Common Stock, issuable pursuant to the 2015 Plan.

Pursuant to the Merger Agreement, Linda Merger Sub, Inc. merged with and into RevelOps, Inc. on October 13, 2015 (the “Effective Time”). Immediately following the Effective Time, RevelOps, Inc. merged with and into Rapid7 LLC, a wholly owned subsidiary of the Registrant. In accordance with the Merger Agreement, at the Effective Time, the Registrant assumed options to purchase shares of Common Stock originally granted under the RevelOps Plan that were (i) unexpired, unexercised and outstanding as of immediately prior to the Effective Time and (ii) held by individuals who, immediately following the Effective Time, were employees of RevelOps or its subsidiaries or predecessors. The Registrant assumed the options subject to their continued vesting schedules and conditions and with appropriate adjustments to the number of shares into which the options are exercisable and the exercise price of such options, in accordance with the terms of the Merger Agreement.

The additional 1,500,000 shares of Common Stock available for issuance under the 2015 Plan being registered on this Registration Statement are to be used exclusively for the grant of awards (“Inducement Awards”) to individuals not previously an employee or non-employee director of the Registrant (or following a bona fide period of non-employment with the Registrant), as an inducement material to the individual’s entering into employment with the Registrant within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules (“Rule 5635(c)(4)”). The 2015 Plan was amended by the Board of Directors of the Registrant to provide for Inducement Awards without stockholder approval pursuant to Rule 5635(c)(4).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	The Registrant’s prospectus filed on July 17, 2015 pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-1 originally filed on June 11, 2015, as amended (File No. 333-204874), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.;

(b)	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to July 17, 2015; and

(c)	The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(b) of the Exchange Act on July 13, 2015 (File No. 001-37496), including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Incorporated by reference from Part II, Item 14 “Indemnification of Directors and Officers” of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204874).

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 4.1(1)	Amended and Restated Certificate of Incorporation

Exhibit 4.2(2)	Amended and Restated Bylaws

Exhibit 4.3(3)	Specimen certificate representing the Common Stock

Exhibit 5.1	Opinion of Cooley LLP

Exhibit 23.1	Consent of KPMG LLP

Exhibit 23.2	Consent of Cooley LLP (included in Exhibit 5.1 and incorporated herein by reference)

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

Exhibit 99.1	RevelOps, Inc. 2014 Stock Incentive Plan

Exhibit 99.2	Rapid7, Inc. 2015 Equity Incentive Plan, as amended

(1)	Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on June 11, 2015 (File No. 333-204874), as amended.
(2)	Incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on June 11, 2015 (File No. 333-204874), as amended.
(3)	Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the Commission on July 6, 2015 (File No. 333-204874), as amended.

Item 9.	Undertakings.

1.	Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a) (i) and (a) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 13, 2015.

RAPID7, INC.

By:	/s/ Steven Gatoff
Steven Gatoff
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Rapid7, Inc. (the “Company”), hereby severally constitute and appoint Corey Thomas and Steven Gatoff, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated:

Signature	Title(s)	Date

/s/ Corey Thomas Corey Thomas	President, Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2015

/s/ Steven Gatoff Steven Gatoff	Chief Financial Officer (Principal Financial and Accounting Officer)	October 13, 2015

/s/ Alan Matthews Alan Matthews	Chairman of the Board of Directors	October 13, 2015

/s/ Michael Berry Michael Berry	Director	October 13, 2015

/s/ Benjamin Holzman Benjamin Holzman	Director	October 13, 2015

/s/ Timothy McAdam Timothy McAdam	Director	October 13, 2015

/s/ J. Benjamin Nye J. Benjamin Nye	Director	October 13, 2015

/s/ John Sweeney John Sweeney	Director	October 13, 2015

/s/ Christopher Young Christopher Young	Director	October 13, 2015

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 4.1(1)	Amended and Restated Certificate of Incorporation

Exhibit 4.2(2)	Amended and Restated Bylaws

Exhibit 4.3(3)	Specimen certificate representing the Common Stock

Exhibit 5.1	Opinion of Cooley LLP

Exhibit 23.1	Consent of KPMG LLP

Exhibit 23.2	Consent of Cooley LLP (included in Exhibit 5.1 and incorporated herein by reference)

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

Exhibit 99.1	RevelOps, Inc. 2014 Stock Incentive Plan

Exhibit 99.2	Rapid7, Inc. 2015 Equity Incentive Plan, as amended

(1)	Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on June 11, 2015 (File No. 333-204874), as amended.
(2)	Incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on June 11, 2015 (File No. 333-204874), as amended.
(3)	Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the Commission on July 6, 2015 (File No. 333-204874), as amended.